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                                                                    EXHIBIT 99.4



                              SERVICING AGREEMENT


         Sallie Mae Servicing Corporation ("Servicer"), a corporation organized under the laws of the State of Delaware, hereby agrees with SLM Student Loan Trust 1997-4 (the "Issuer"), Chase Manhattan Bank USA, National Association, not in its individual capacity but in its capacity as trustee under a trust agreement dated November 1, 1997 between SLM Funding Corporation and Chase Manhattan Bank USA, National Association ("Eligible Lender Trustee"), the Student Loan Marketing Association, a federally chartered corporation ("Administrator") and Bankers Trust Company, a New York banking corporation, not in its individual capacity but in its capacity as Indenture Trustee under an Indenture dated November 1, 1997 between SLM Student Loan Trust 1997-4 and Bankers Trust Company (the "Indenture Trustee"), as follows:

         WHEREAS, Eligible Lender Trustee will acquire certain education loans to be held in the Trust formed pursuant to a trust agreement (the "Trust Agreement"), dated as of November 1, 1997, between SLM Funding Corporation and Eligible Lender Trustee;

         WHEREAS, the Issuer will issue notes (the "Notes") pursuant to an indenture (the "Indenture"), dated as of November 1, 1997, between the Issuer and the Indenture Trustee and trust certificates (the "Certificates") pursuant to the Trust Agreement, which Notes and Certificates are payable from the assets of the Issuer;

         WHEREAS, the Issuer, the Administrator and the Eligible Lender Trustee desire Servicer to service said education loans held by the Eligible Lender Trustee on behalf of the Issuer, and Servicer is willing to service said education loans for the Issuer, the Administrator, the Eligible Lender Trustee and the Indenture Trustee;

         NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained, the parties hereto agree as follows:

                                   ARTICLE I

SECTION 1.1 Definitions and Usage. Except as otherwise specified herein or as the context may otherwise require, capitalized terms used but not otherwise defined herein are defined in Appendix A hereto, which also contains rules as to usage that shall be applicable herein.

                                   ARTICLE II

SECTION 2.1 Custody of Trust Student Loan Files. To assure uniform quality in servicing the Trust Student Loans and to
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reduce administrative costs, the Issuer hereby revocably appoints the Servicer, and the Servicer hereby accepts such appointment, to act for the benefit of the Issuer and the Indenture Trustee as custodian of the following documents or instruments (collectively the "Trust Student Loan Files") which are hereby constructively delivered to the Indenture Trustee, as pledgee of the Issuer with respect to each Trust Student Loan:

         (a) the original fully executed copy of the note evidencing the Trust Student Loan; and

         (b) any and all other documents and computerized records that the Servicer shall keep on file, in accordance with its customary procedures, relating to such Trust Student Loan or any obligor with respect thereto.

SECTION 2.2 Duties of Servicer as Custodian. The Servicer shall hold the Trust Student Loan Files for the benefit of the Issuer and the Indenture Trustee and maintain such accurate and complete accounts, records and computer systems pertaining to each Trust Student Loan File as shall enable the Issuer to comply with this Agreement. In performing its duties as custodian the Servicer shall act with reasonable care, using that degree of skill and attention that the Servicer exercises with respect to the student loan files relating to comparable student loans that the Servicer services on behalf of the Student Loan Marketing Association and shall ensure that it fully complies with all applicable Federal and state laws, including the Higher Education Act, with respect thereto. The Servicer shall take all actions necessary with respect to the Trust Student Loan Files held by it under this Agreement and of the related accounts, records and computer systems, in order to enable the Issuer or the Indenture Trustee to verify the accuracy of the Servicer's record keeping with respect to the Servicer's obligations as custodian hereunder. The Servicer shall promptly report to the Issuer, the Administrator and the Indenture Trustee any material failure on its part to hold the Trust Student Loan Files and maintain its accounts, records and computer systems as herein provided and promptly take appropriate action to remedy any such failure. Nothing herein shall be deemed to require an initial review or any periodic review by the Issuer, the Eligible Lender Trustee or the Indenture Trustee of the Trust Student Loan Files. If in the reasonable judgment of the Eligible Lender Trustee it is necessary to preserve the interests of the Noteholders, Certificateholders and the Trust in the Trust Student Loans or at the request of the Administrator, the Servicer shall transfer physical possession of the notes evidencing the Trust Student Loans to the Eligible Lender Trustee, the Indenture Trustee or any other custodian for either of them designated by the Eligible Lender Trustee.



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SECTION 2.3  Maintenance of and Access to Records.  The Servicer shall maintain each Trust Student Loan File at one of its offices specified in Attachment B to this Agreement or at such other office as shall be consented to by the Issuer and the Indenture Trustee upon written notice to the Issuer and the Indenture Trustee. Upon reasonable prior notice, the Servicer shall make available to the Issuer and the Indenture Trustee or their respective duly authorized representatives, attorneys or auditors a list of locations of the Trust Student Loan Files and the related accounts, records and computer systems maintained by the Servicer at such times during normal business hours as the Issuer or the Indenture Trustee shall instruct.

SECTION 2.4 Release of Documents. Upon written instruction from the Indenture Trustee, the Servicer shall release any Trust Student Loan File to the Indenture Trustee, the Indenture Trustee's agent, or the Indenture Trustee's designee, as the case may be, at such place or places as the Indenture Trustee may reasonably designate, as soon as practicable. The Indenture Trustee shall cooperate with the Servicer to provide the Servicer with access to the Trust Student Loan Files in order for the Servicer to continue to service the Trust Student Loans after the release of the Trust Student Loan Files. In the event the Servicer is not provided access to the Trust Student Loan Files, the Servicer shall not be deemed to have breached its obligations pursuant to
Section 3.1, 3.2, 3.3 or 3.4 if it is unable to perform such obligations due to its inability to have access to the Trust Student Loans Files. The Servicer shall not be liable for any losses with respect to the servicing of such Trust Student Loans arising after the release of the related Trust Student Loan Files to the extent the losses are attributable to the Servicer's inability to have access to the related Trust Student Loan Files.

SECTION 2.5 Instructions; Authority To Act. The Servicer shall be deemed to have received proper instructions with respect to the Trust Student Loan Files upon its receipt of written instructions signed by a Responsible Officer of the Indenture Trustee.


SECTION 2.6  [RESERVED].


SECTION 2.7 Effective Period and Termination. Sallie Mae Servicing Corporation's appointment as custodian shall become effective as of the Closing Date and shall continue in full force and effect for so long as Sallie Mae Servicing Corporation shall remain the Servicer hereunder. If Sallie Mae Servicing





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Corporation or any successor Servicer shall resign as Servicer in accordance with the provisions of this Agreement or if all the rights and obligations of Sallie Mae Servicing Corporation or any such successor Servicer shall have been terminated under Section 5.1, the appointment of Sallie Mae Servicing Corporation or such successor Servicer as custodian shall be terminated simultaneously with the effectiveness of such resignation or termination. On or prior to the effective date of any resignation or termination of such appointment, the Servicer shall deliver the Trust Student Loan Files to the successor Servicer, the Indenture Trustee or the Indenture Trustee's agent, at the direction of the Indenture Trustee, at such place or places as the Indenture Trustee may reasonably designate. In establishing an effective date for the termination of the Servicer as custodian of the Trust Student Loan Files, the parties shall provide for a reasonable period for the Servicer to deliver the Trust Student Loan Files to its designated successor.

                                  ARTICLE III

SECTION 3.1 Duties of Servicer. The Servicer, for the benefit of the Issuer (to the extent provided herein), shall manage, service, administer and make collections on the Trust Student Loans with reasonable care, using that degree of skill and attention that the Servicer exercises with respect to comparable student loans that it services on behalf of the Student Loan Marketing Association from the Closing Date (or with respect to Trust Student Loans which are sold to the Issuer following the Closing Date, such later date as the Trust Student Loans are delivered to Servicer for servicing hereunder) until the Trust Student Loans are paid in full. At any time that substantially all remaining Trust Student Loans are repurchased by SLM Funding Corporation from the Issuer pursuant to Section 6.1 of the Administration Agreement, the Servicer agrees to execute, at the request of SLM Funding Corporation, a new servicing agreement which agreement shall include terms and conditions substantially the same as the terms and conditions of this Agreement; provided, however, the Servicer shall not be required to so execute a new servicing agreement until it has received all Servicing Fees then due and payable hereunder. Without limiting the generality of the foregoing or of any other provision set forth in this Agreement and notwithstanding any other provision to the contrary set forth herein, the Servicer shall manage, service, administer and make collections with respect to the Trust Student Loans (including collection of any Interest Subsidy Payments and Special Allowance Payments on behalf of the Eligible Lender Trustee) in accordance with, and otherwise comply with, all applicable Federal and state laws, including all applicable rules, regulations and other requirements of the Higher Education Act and the applicable Guarantee Agreement, the failure to comply





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with which would adversely affect the eligibility of one or more of the Trust
Student Loans for Federal reinsurance or Interest Subsidy Payments or Special Allowance Payments or one or more of the Trust Student Loans for receipt of Guarantee Payments.

         The Servicer's duties shall include, but shall not be limited to, collection and posting of all payments, responding to inquiries of borrowers on such Trust Student Loans, monitoring borrowers' status, making required disclosures to borrowers, performing due diligence with respect to borrower delinquencies, sending payment coupons to borrowers and otherwise establishing repayment terms, reporting tax information to borrowers, if applicable, accounting for collections and furnishing monthly statements with respect thereto to the Administrator. The Servicer shall follow its customary standards, policies and procedures in performing its duties as Servicer. Without limiting the generality of the foregoing, the Servicer is authorized and empowered to execute and deliver, on behalf of itself, the Issuer, the Eligible Lender Trustee, the Indenture Trustee, the Certificateholders and the Noteholders or any of them, instruments of satisfaction or cancellation, or partial or full release or discharge, and all other comparable instruments, with respect to such Trust Student Loans; provided, however, that the Servicer agrees that it will not (a) permit any rescission or cancellation of a Trust Student Loan except as ordered by a court of competent jurisdiction or governmental authority or as otherwise consented to in writing by the Eligible Lender Trustee and the Indenture Trustee provided, however, that the Servicer may write off any delinquent Trust Student Loan if the remaining balance of the borrower's account is less than $50 or (b) reschedule, revise, defer or otherwise compromise with respect to payments due on any Trust Student Loan except pursuant to any applicable interest only, deferral or forbearance periods or otherwise in accordance with all applicable standards, guidelines and requirements with respect to the servicing of Student Loans; provided further, however, that the Servicer shall not agree to any reduction of yield with respect to any Trust Student Loan (either by reducing borrower payments or reducing principal balance) except as permitted in accordance with Section 3.12 or otherwise if, and to the extent, the Servicer or the Administrator reimburses the Issuer in an amount sufficient to offset any such effective yield reduction made by the Servicer consistent with such customary servicing procedures as it follows with respect to comparable Student Loans which it services on behalf of the Student Loan Marketing Association. The Eligible Lender Trustee on behalf of the Issuer hereby grants a power of attorney and all necessary authorization to the Servicer to maintain any and all collection procedures with respect to the Trust Student Loans, including filing, pursuing and recovering claims with the Guarantors for Guarantee Payments and with the Department for Interest Benefit Payments and Special Allowance





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Payments and taking any steps to enforce such Trust Student Loans such as commencing a legal proceeding to enforce a Trust Student Loan in the names of the Issuer, the Eligible Lender Trustee, the Indenture Trustee, the Certificateholders and the Noteholders. The Eligible Lender Trustee shall upon the written request of the Servicer furnish the Servicer with any other powers of attorney and other documents reasonably necessary or appropriate to enable the Servicer to carry out its servicing and administrative duties hereunder.

SECTION 3.2  Collection of Trust Student Loan Payments.

         A. The Servicer shall make reasonable efforts (including all efforts that may be specified under the Higher Education Act or any Guarantee Agreement) to collect all payments called for under the terms and provisions of the Trust Student Loans as and when the same shall become due and shall follow such collection procedures as it follows with respect to comparable student loans that it services on behalf of the Student Loan Marketing Association.
The Servicer shall allocate collections with respect to the Trust Student Loans between principal and interest in accordance with Section 2.5 of the Administration Agreement. The Servicer may in its discretion waive any late payment charge or any other fees that may be collected in the ordinary course of servicing a Trust Student Loan.

         B. The Servicer shall make reasonable efforts to claim, pursue and collect all Guarantee Payments from the Guarantors pursuant to the Guarantee Agreements with respect to any of the Trust Student Loans as and when the same shall become due and payable, shall comply with all applicable laws and agreements with respect to claiming, pursuing and collecting such payments and shall follow such practices and procedures as it follows with respect to comparable guarantee agreements and student loans that it services on behalf of the Student Loan Marketing Association. In connection therewith, the Servicer is hereby authorized and empowered to convey to any Guarantor the note and the related Trust Student Loan File representing any Trust Student Loan in connection with submitting a claim to such Guarantor for a Guarantee Payment in accordance with the terms of the applicable Guarantee Agreement. All amounts so collected by the Servicer shall constitute Available Funds for the applicable Collection Period and shall be deposited into the Collection Account or transferred to the Administrator in accordance with Section 2.4 of the Administration Agreement. The Eligible Lender Trustee shall, upon the written request of the Servicer, furnish the Servicer with any power of attorney and other documents necessary or appropriate to enable the Servicer to convey such documents to any Guarantor and to make such claims.





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         C.  The Servicer on behalf of the Eligible Lender Trustee shall, on behalf of the Issuer, make reasonable efforts to claim, pursue and collect all Interest Subsidy Payments and Special Allowance Payments from the Department with respect to any of the Trust Student Loans as and when the same shall become due and payable, shall comply with all applicable laws and agreements with respect to claiming, pursuing and collecting such payments and shall follow such practices and procedures as the Servicer follows with respect to comparable student loans that it services on behalf of the Student Loan Marketing Association. All amounts so collected by the Servicer shall constitute Available Funds for the applicable Collection Period and shall be deposited into the Collection Account or transferred to the Administrator in accordance with Section 2.4 of the Administration Agreement. In connection therewith, the Servicer shall prepare and file with the Department on a timely basis all claims forms and other documents and filings necessary or appropriate in connection with the claiming of Interest Subsidy Payments and Special Allowance Payments on behalf of the Eligible Lender Trustee and shall otherwise assist the Eligible Lender Trustee in pursuing and collecting such Interest Subsidy Payments and Special Allowance Payments from the Department. The Eligible Lender Trustee shall upon the written request of the Servicer furnish the Servicer with any power of attorney and other documents reasonably necessary or appropriate to enable the Servicer to prepare and file such claims forms and other documents and filings.

SECTION 3.3 Realization upon Trust Student Loans. For the benefit of the Issuer, the Servicer shall use reasonable efforts consistent with its servicing practices and procedures that it utilizes with respect to comparable student loans that it services on behalf of the Student Loan Marketing Association and including all efforts that may be specified under the Higher Education Act or any Guarantee Agreement in its servicing of any delinquent Trust Student Loans.

SECTION 3.4 No Impairment. The Servicer shall not impair the rights of the Issuer, the Eligible Lender Trustee, the Indenture Trustee, the
Certificateholders or Noteholders in such Trust Student Loans.

SECTION 3.5  Purchase of Trust Student Loans; Reimbursement.

         A. The Servicer, the Administrator, the Eligible Lender Trustee and the Indenture Trustee shall give notice to the other parties promptly, in writing, upon the discovery of any breach of the provisions of Section 3.1, 3.2, 3.3 or 3.4 which has a materially adverse effect on the interest of the Issuer. In the event of such a material breach which is not curable by reinstatement of the Guarantor's guarantee of such Trust Student





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Loan, the Servicer shall purchase the affected Trust Student Loan not later than 120 days following the earlier of the date of discovery of such material breach and the date of receipt of the Guarantor reject transmittal form with respect to such Trust Student Loan. In the event of a material breach with respect to such Trust Student Loan which is curable by reinstatement of the Guarantor's guarantee of such Trust Student Loan, unless the material breach shall have been cured within 360 days following the earlier of the date of discovery of such material breach and the date of receipt of the Guarantor reject transmittal form with respect to such Trust Student Loan, the Servicer shall purchase such Trust Student Loan not later than the sixtieth day following the end of such 360-day period. The purchase price hereunder will be the unpaid principal amount of such Trust Student Loan plus accrued interest (calculated using the applicable percentage that would have been insured pursuant to Section 428(b)(1)(G) of the Higher Education Act) plus an amount equal to all forfeited Interest Subsidy Payments and Special Allowance Payments with respect to such Trust Student Loan. The Servicer shall remit the purchase price to the Administrator as provided in Section 2.6 of the Administration Agreement on the date of purchase of any Trust Student Loan pursuant to this
Section 3.5. In consideration of the purchase of any such Trust Student Loan pursuant to this Section 3.5, the Servicer shall remit the Purchase Amount in the manner specified in Section 2.6 of the Administration Agreement. Any breach that relates to compliance with the requirements of the Higher Education Act or of the applicable Guarantor but that does not affect such Guarantor's obligation to guarantee payments of a Trust Student Loan will not be considered to have a material adverse effect for purposes of this Section 3.5A.

         B. In addition, if any breach of Section 3.1, 3.2, 3.3 or 3.4 by the Servicer does not trigger such purchase obligation but does result in the refusal by a Guarantor to guarantee all or a portion of the accrued interest (or any obligation of the Issuer to repay such interest to a Guarantor), or the loss (including any obligation of the Issuer to repay to the Department) of Interest Subsidy Payments and Special Allowance Payments, with respect to any Trust Student Loan affected by such breach, then the Servicer shall reimburse the Issuer in an amount equal to the sum of all such nonguaranteed interest amounts that would have been owed to the Issuer by the Guarantor but for such breach by the Servicer and such forfeited Interest Subsidy Payments or Special Allowance Payments by netting such sum against the Servicing Fee payable to the Servicer for such period and remitting any additional amounts owed in the manner specified in Section 2.6 of the Administration Agreement not later than
(i) the last day of the next Collection Period ending not less than 60 days from the date of the Guarantor's refusal to guarantee all or a portion of accrued interest or loss of Interest Subsidy Payments or Special Allowance Payments, or





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(ii) in the case where the Servicer reasonably believes such amounts are likely to be collected, not later than the last day of the next Collection Period ending not less than 360 days from the date of the Guarantor's refusal to guarantee all or a portion of accrued interest or loss of Interest Subsidy Payments or Special Allowance Payments. At the time such payment is made, the Servicer shall not be required to reimburse the Issuer for interest that is then capitalized, however, such amounts shall be reimbursed if the borrower subsequently defaults and such capitalized interest is not paid by the Guarantor.

         C. Anything in this Section 3.5 to the contrary notwithstanding, if as of the last Business Day of any month the aggregate outstanding principal amount of Trust Student Loans with respect to which claims have been filed with and rejected by a Guarantor or with respect to which the Servicer determines that claims cannot be filed pursuant to the Higher Education Act as a result of a breach by the Servicer or the Seller, exceeds 1% of the Pool Balance, the Servicer or the Seller, as appropriate, shall purchase, within 30 days of a written request of the Eligible Lender Trustee or Indenture Trustee, such affected Trust Student Loans in an aggregate principal amount such that after such purchase the aggregate principal amount of such affected Trust Student Loans is less than 1% of the Pool Balance. The Trust Student Loans to be purchased by the Servicer or the Seller pursuant to the preceding sentence shall be based on the date of claim rejection (or date of notice referred to in the first sentence of this Section 3.5) with the Trust Student Loans with the earliest such date to be purchased first.

         D.  In lieu of repurchasing Trust Student Loans pursuant to this
Section 3.5, the Servicer may, at its option, with the prior consent of the Administrator, substitute Student Loans or arrange for the substitution of Student Loans which are substantially similar as of the date of substitution on an aggregate basis to the Trust Student Loans for which they are being substituted with respect to the following characteristics:

         (1) status (i.e., in-school, grace, deferment, forbearance or repayment),
         (2) program type (i.e., unsubsidized Stafford, subsidized Stafford, PLUS or SLS),
         (3)     school type,
         (4)     total return,
         (5)     principal balance, and
         (6)     remaining term to maturity.

In addition, each substituted Student Loan shall comply, as of the date of substitution, with the representations and warranties\ made by the Seller in the Sale Agreement. In choosing Student Loans to be substituted pursuant to this subsection D, the





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Servicer shall make a reasonable determination that the Student Loans to be substituted will not have a material adverse effect on the Noteholders and the Certificateholders.

         In the event the Servicer elects to substitute Student Loans pursuant to this Section 3.5 and the Administrator consents to such substitution, the Servicer will remit to the Administrator the amount of any shortfall between the Purchase Amount of the substituted Student Loans and the Purchase Amount of the Trust Student Loans for which they are being substituted. The Servicer shall also remit to the Administrator an amount equal to all nonguaranteed interest amounts that would have been owed to the Issuer by the Guarantor but for the breach of the Servicer and forfeited Interest Subsidy Payments and Special Allowance Payments with respect to the Trust Student Loans in the manner provided in Section 2.6 of the Administration Agreement.

         E. The sole remedy of the Issuer, the Eligible Lender Trustee, the Indenture Trustee, the Certificateholders and the Noteholders with respect to a breach pursuant to Section 3.1, 3.2, 3.3 or 3.4 shall be to require the Servicer to purchase Trust Student Loans, to reimburse the Issuer as provided above or to substitute Student Loans pursuant to this Section.

         F. The Eligible Lender Trustee shall have no duty to conduct any affirmative investigation as to the occurrence of any condition requiring the purchase of any Trust Student Loan or the reimbursement for any interest penalty pursuant to this Section 3.5.

         G. The Servicer shall not be deemed to have breached its obligations pursuant to Section 3.1, 3.2, 3.3 or 3.4 if it is rendered unable to perform such obligations, in whole or in part, by a force outside the control of the parties hereto (including acts of God, acts of war, fires, earthquakes, hurricanes, floods and other disasters). The Servicer shall diligently perform its duties under this Agreement as soon as practicable following the termination of such interruption of business.

SECTION 3.6 Primary Servicing Fee; Carryover Servicing Fee. The Primary Servicing Fee for each calendar month and any Carryover Servicing Fees payable on any Distribution Date in arrears by the Issuer shall be equal to the amounts determined by reference to the schedule of fees attached hereto as Attachment
A. Notwithstanding anything to the contrary contained herein or in any other Basic Document, the Servicer shall be entitled to receive any Carryover Servicing Fee on any Distribution Date only if and to the extent that sufficient funds are available pursuant to Section 2.7.C of the Administration Agreement.





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SECTION 3.7  Access to Certain Documentation and Information Regarding Trust
Student Loans. Upon reasonable prior notice, the Servicer shall provide to the Administrator and its agents access to the Trust Student Loan Files and shall permit the Administrator to examine and make copies of, and abstracts from, the records and books of account of the Servicer relating to the Trust Student Loans and shall permit the Administrator to undertake periodic site reviews of the Servicer's operations relating to the servicing of the Trust Student Loans (including on the premises of any agent of the Servicer). Reasonable access shall be afforded to the Administrator without charge, but only upon reasonable request and during the normal business hours at the respective offices of the Servicer. Nothing in this Section shall affect the obligation of the Servicer to observe any applicable law prohibiting disclosure of information regarding the Obligors and the failure of the Servicer to provide access to information as a result of such obligation shall not constitute a breach of this Section.

SECTION 3.8 Servicer Expenses. The Servicer shall be required to pay all expenses incurred by it in connection with its activities hereunder, including fees and disbursements of independent accountants, taxes imposed on the Servicer and expenses incurred in connection with distributions and reports to the Administrator provided, however, the Carryover Servicing Fee will be subject to increase agreed to by the Administrator, the Eligible Lender Trustee and the Servicer to the extent that a demonstrable and significant increase occurs in the costs incurred by the Servicer in providing the services to be provided hereunder, whether due to changes in applicable governmental regulations, Guarantor program requirements or regulations or postal rates.

SECTION 3.9 Appointment of Subservicer. The Servicer may at any time, upon the written consent of the Administrator, appoint a subservicer to perform all or any portion of its obligations as Servicer hereunder; provided, however, that any applicable Rating Agency Condition shall have been satisfied in connection therewith; provided further that the Servicer shall remain obligated and be liable to the Issuer, the Eligible Lender Trustee, the Indenture Trustee, the





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Certificateholders and the Noteholders for the servicing and administering of the Trust Student Loans in accordance with the provisions hereof without diminution of such obligation and liability by virtue of the appointment of such subservicer and to the same extent and under the same terms and conditions as if the Servicer alone were servicing and administering the Trust Student Loans. The fees and expenses of the subservicer shall be as agreed between the Servicer and its subservicer from time to time and none of the Issuer, the Eligible Lender Trustee, the Indenture Trustee, the Certificateholders or the Noteholders shall have any responsibility therefor. With respect to satisfying the Rating Agency Condition referred to above, the term "subservicer" shall be deemed not to include systems providers, systems developers or systems maintenance contractors, collection agencies, credit bureaus, lock box providers, mail service providers and other similar types of service providers.

SECTION 3.10 Reports. With respect to Trust Student Loans, Servicer shall prepare reports and data and furnish the following information to the Issuer, the Administrator, the Eligible Lender Trustee and the Indenture Trustee, unless otherwise noted, at the specified times:

         (a) The reports and data listed in Attachment C, at the times indicated in the attachment;

         (b) Within 30 days following the end of each calendar quarter, to the Department, owner's request for interest and Special Allowance Payments (ED 799);

         (c) To credit bureaus selected by Servicer, credit bureau reporting in accordance with the Higher Education Act;

         (d) At any time the Eligible Lender Trustee or the Indenture Trustee, as the case may be, shall have reasonable grounds to believe that such request would be necessary in connection with its performance of its duties under related documents, and within five (5) business days of receipt of a request therefor, the Servicer shall furnish to the Eligible Lender Trustee or to the Indenture Trustee a list of all Trust Student Loans (by borrower social security number, type and outstanding principal balance) and any additional information requested relating to the Trust Student Loans; and

         (e) From time to time as may be reasonably requested, reports and data providing additional information on the Trust Student Loans.

SECTION 3.11 Covenants and Agreements of the Issuer, Administrator, Eligible Lender Trustee and Servicer. The Issuer, the Administrator, the Servicer and the Eligible Lender Trustee each agree that:

         A. Any payment and any communications received at any time by the Issuer, Administrator and the Eligible Lender Trustee with respect to a Trust Student Loan shall be immediately transmitted to the Servicer. Such communications shall include,





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but not be limited to, requests or notices of loan cancellation, notices of borrower disqualification, letters, changes in address or status, notices of death or disability, notices of bankruptcy and forms requesting deferment of repayment or forbearance.

         B. The Servicer may change any part or all of its equipment, data processing programs and any procedures and forms in connection with the services performed hereunder so long as Servicer continues to service the Trust Student Loans in conformance with the requirements herein. The Servicer shall not make any material change in its servicing system and operations with respect to the Trust Student Loans without the prior written consent of the Administrator which consent will not be unreasonably withheld. Each written request for consent by the Servicer shall be acted upon promptly by the Administrator. Anything in this paragraph B. to the contrary notwithstanding, the Servicer will not be required to request the consent of the Administrator with respect to any changes in the Servicer's servicing system and operations which the Servicer reasonably determines are required due to changes in the Higher Education Act or Guarantor program requirements.

         C. The Eligible Lender Trustee will furnish Servicer with a copy of any and all Guarantee Agreements relating to the Trust Student Loans serviced hereunder.

         D. The Servicer may and, at the direction of the Administrator, shall include marketing or informational material generally provided to borrowers of loans owned by the Student Loan Marketing Association with communications sent to a borrower.

         E. The Servicer may, in its discretion, if requested by a borrower of a Trust Student Loan, arrange for the sale of such Trust Student Loan to another lender which holds another student loan of such borrower at a price not less than the Purchase Amount.

         F. The Servicer shall arrange for the sale of a Trust Student Loan to the Student Loan Marketing Association upon receipt of notice from the Student Loan Marketing Association that it has received an executed consolidation loan application from the borrower of such Trust Student Loan. The sale price for such Trust Student Loan shall equal the Purchase Amount.

SECTION 3.12 Special Programs. The Servicer shall offer borrowers of the Trust Student Loans all special programs (e.g., Great Rewards(sm), Great Returns(sm) and Direct Repay), whether or not in existence as of the date of this Agreement, generally offered to the obligors of comparable loans owned by the Student Loan

Marketing Association and serviced by the Servicer; provided, however, to the extent any such program is not required by the Higher Education Act and effectively reduces borrower interest rate or principal balances on the Trust Student Loans, such special program shall be applied to the Trust Student Loans only if and to the extent the Issuer receives payment from the Student Loan Marketing Association (and the Servicer receives notice of such payment) in an amount sufficient to offset such effective yield reductions. The Student Loan Marketing Association shall be deemed to be a third party beneficiary of this
Section 3.12 and shall make appropriate arrangements to compensate the Servicer for increased costs associated with material changes to existing special programs or the implementation and support of any new special programs.

SECTION 3.13 Financial Statements. The Servicer shall provide to the Administrator at any time that the Servicer is not an Affiliate of the Administrator (a) as soon as possible and in no event more than 120 days after the end of each fiscal year of the Servicer audited financials as at the end of and for such year and (b) as soon as possible and in no event more than 30 days after the end of each quarterly accounting period of the Servicer unaudited financials as at the end of and for such period.

SECTION 3.14 Insurance. The Servicer shall maintain or cause to be maintained insurance with respect to its property and business against such casualties and contingencies and of such types and in such amounts as is customary in the case of institutions of the same type and size.

SECTION 3.15 Administration Agreement. The Servicer agrees to perform all duties required of the Servicer under the Administration Agreement using that degree of skill and attention that the Servicer exercises with respect to its comparable business activities.

SECTION 3.16 Lender Identification Number. The Eligible Lender Trustee may permit trusts, other than the Issuer, established by the Seller to securitize student loans, to use the Department lender identification number applicable to the Issuer if the servicing agreements with respect to such other trusts include provisions substantially similar to this paragraph. In such event, the Servicer may claim and collect Interest Subsidy Payments and Special Allowance Payments with respect to Trust Student Loans and student loans in such other trusts using such common lender identification number. Notwithstanding anything herein or in the Basic Documents to the contrary, any amounts assessed against payments (including, but not limited to, Interest Subsidy Payments and Special Allowance Payments) due from the Department to any such other trust using such common lender identification number as a result of amounts owing to the Department from the Issuer will be deemed for all purposes hereof and of the Basic Documents (including for purposes of determining amounts paid by the Department with respect to the student loans in the Trust and such other trust) to have been assessed against the Issuer and shall be deducted by the Administrator or the Servicer and paid to such other trust from any collections made by them which would otherwise have been payable to the Collection Account for the Issuer. Any amounts assessed against payments due from the Department to the Issuer as a result of amounts owing to the Department from such other trust using such common lender identification number will be deemed to have been assessed against such other trust and will be deducted by the Administrator or the Servicer from any collections made by them which would otherwise be payable to the collection account for such other trust and paid to the Issuer.

                                   ARTICLE IV

SECTION 4.1 Representations of Servicer. The Servicer makes the following representations on which the Issuer is deemed to have relied in acquiring (through the Eligible Lender Trustee) the Trust Student Loans and appointing the Servicer as servicer hereunder. The representations speak as of the execution and delivery of this Agreement and as of the Closing Date, but shall survive the sale, transfer and assignment of the Trust Student Loans to the Eligible Lender Trustee on behalf of the Issuer and the pledge thereof to the Indenture Trustee pursuant to the Indenture.

         A. Organization and Good Standing. The Servicer is duly organized and validly existing as a corporation chartered under the laws of the State of Delaware and in good standing under the laws of the State of Delaware, with the power and authority to own its properties and to conduct its business as such properties are currently owned and such business is presently conducted, and had at all relevant times, and has, the power, authority and legal right to service the Trust Student Loans and to hold the Trust Student Loan Files as custodian.

         B. Due Qualification. The Servicer is duly qualified to do business and has obtained all necessary licenses and approvals in all jurisdictions in which the ownership or lease of property or the conduct of its business (including the servicing of the Trust Student Loans as required by this Agreement) shall require such qualifications.

         C. Power and Authority. The Servicer has the power and authority to execute and deliver this Agreement and to carry out its terms; and the execution, delivery and performance of this

Agreement have been duly authorized by the Servicer by all necessary action.
No registration with or approval of any governmental agency is required for the due execution and delivery by, and enforceability against, the Servicer of this Agreement.

         D. Binding Obligation. This Agreement constitutes a legal, valid and binding obligation of the Servicer enforceable in accordance with its terms subject to bankruptcy, insolvency and other similar laws affecting creditors rights generally and subject to equitable principles.

         E. No Violation. The consummation of the transactions contemplated by this Agreement and the fulfillment of the terms hereof will not conflict with, result in any breach of any of the terms and provisions of, nor constitute (with or without notice or lapse of time or both) a default under, the charter or by-laws of the Servicer, or any indenture, agreement or other instrument to which the Servicer is a party or by which it shall be bound; nor result in the creation or imposition of any Lien upon any of its properties pursuant to the terms of any such indenture, agreement or other instrument (other than this Agreement and the other Basic Documents); nor violate any law or, to the best of the Servicer's knowledge, any order, rule or regulation applicable to the Servicer of any court or of any Federal or state regulatory body, administrative agency or other governmental instrumentality having jurisdiction over the Servicer or its properties.

         F. No Proceedings. There are no proceedings or investigations pending, or, to the Servicer's best knowledge, threatened, before any court, regulatory body, administrative agency or other governmental instrumentality having jurisdiction over the Servicer or its properties: (i) asserting the invalidity of this Agreement or any of the other Basic Documents to which the Servicer is a party, (ii) seeking to prevent the consummation of any of the transactions contemplated by this Agreement or any of the other Basic Documents to which the Servicer is a party, (iii) seeking any determination or ruling that could reasonably be expected to have a material and adverse effect on the performance by the Servicer of its obligations under, or the validity or enforceability of, this Agreement or any of the other Basic Documents to which the Servicer is a party, or (iv) relating to the Servicer and which might adversely affect the Federal or state income tax attributes of the Notes or the Certificates.

SECTION 4.2 Indemnities of Servicer. The Servicer shall be liable in accordance herewith only to the extent of the obligations specifically undertaken by the Servicer under this Agreement.

         The Servicer shall pay for any loss, liability or expense, including reasonable attorneys' fees, that may be imposed on, incurred by or asserted against the Issuer or the Eligible Lender Trustee by the Department pursuant to the Higher Education Act, to the extent that such loss, liability or expense arose out of, or was imposed upon the Issuer through, the negligence, willful misfeasance or bad faith of the Servicer in the performance of its obligations and duties under this Agreement or by reason of the reckless disregard of its obligations and duties under this Agreement, where the final determination that any such loss, liability or expense arose out of, or was imposed upon the Issuer or the Eligible Lender Trustee through, any such negligence, willful misfeasance, bad faith or recklessness on the part of the Servicer is established by a court of law, by an arbitrator or by way of settlement agreed to by the Servicer. Notwithstanding the foregoing, if the Servicer is rendered unable, in whole or in part, by a force outside the control of the parties hereto (including acts of God, acts of war, fires, earthquakes, hurricanes, floods and other disasters) to satisfy its obligations under this Agreement, the Servicer shall not be deemed to have breached any such obligation upon delivery of written notice of such event to the other parties hereto, for so long as the Servicer remains unable to perform such obligation as a result of such event.

         For purposes of this Section, in the event of the termination of the rights and obligations of Sallie Mae Servicing Corporation (or any successor thereto pursuant to Section 4.3) as Servicer pursuant to Section 5.1, or a resignation by such Servicer pursuant to this Agreement, such Servicer shall be deemed to be the Servicer pending appointment of a successor Servicer pursuant to Section 5.2.

         Liability of the Servicer under this Section shall survive the resignation or removal of the Eligible Lender Trustee or the Indenture Trustee or the termination of this Agreement. If the Servicer shall have made any payments pursuant to this Section and the Person to or on behalf of whom such payments are made thereafter collects any of such amounts from others, such Person shall promptly repay such amounts to the Servicer, without interest.

SECTION 4.3 Merger or Consolidation of, or Assumption of the Obligations of, Servicer. The Servicer hereby agrees that, upon (a) any merger or consolidation of the Servicer into another Person, (b) any merger or consolidation to which the Servicer shall be a party resulting in the creation of another Person or

(c) any Person succeeding to the properties and assets of the Servicer substantially as a whole, the Servicer shall (i) cause such Person (if other than the Servicer) to execute an agreement of assumption to perform every obligation of the Servicer hereunder, (ii) deliver to the Eligible Lender Trustee and Indenture Trustee an Officers' Certificate and an Opinion of Counsel each stating that such consolidation, merger or succession and such agreement of assumption comply with this Section and that all conditions precedent provided for in this Agreement relating to such transaction have been complied with, (iii) cause the Rating Agency Condition to have been satisfied with respect to such transaction and (iv) cure any existing Servicer Default or any continuing event which, after notice or lapse of time or both, would become a Servicer Default. Upon compliance with the foregoing requirements, such Person shall be the successor to the Servicer under this Agreement without further act on the part of any of the parties to this Agreement.

SECTION 4.4 Limitation on Liability of Servicer. The Servicer shall not be under any liability to the Issuer, the Noteholders, the Certificateholders, the Administrator, the Eligible Lender Trustee or the Indenture Trustee except as provided under this Agreement, for any action taken or for refraining from the taking of any action pursuant to this Agreement, for errors in judgment, for any incorrect or incomplete information provided by schools, borrowers, Guarantors and the Department, for the failure of any party to this Servicing Agreement or any other Basic Document to comply with its respective obligations hereunder or under any other Basic Document or for any losses attributable to the insolvency of any Guarantor; provided, however, that this provision shall not protect the Servicer against its obligation to purchase Student Loans from the Trust pursuant to Section 3.5 hereof or to pay to the Trust amounts required pursuant to Section 3.5 hereof or against any liability that would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of duties or by reason of reckless disregard of obligations and duties under this Agreement. The Servicer may rely in good faith on any document of any kind prima facie properly executed and submitted by any person respecting any matters arising under this Agreement.

         Except as provided in this Agreement, the Servicer shall not be under any obligation to appear in, prosecute or defend any legal action where it is not named as a party; provided, however, that the Servicer may undertake any reasonable action that it may deem necessary or desirable in respect of this Agreement and the other Basic Documents and the rights and duties of the parties to this Agreement and the other Basic Documents and the interests of the Certificateholders and the Noteholders. To the extent that the Servicer is required to appear in or is made a defendant in any legal action or other proceeding relating to the servicing of the Trust Student Loans, the Issuer shall indemnify and hold the Servicer harmless from all cost, liability or expense of the Servicer not arising out of or relating to the failure of the Servicer to comply with the terms of this Agreement.

SECTION 4.5 Sallie Mae Servicing Corporation Not To Resign as Servicer. Subject to the provisions of Section 4.3, Sallie Mae Servicing Corporation shall not resign from the obligations and duties hereby imposed on it as Servicer under this Agreement except upon determination that the performance of its duties under this Agreement are no longer permissible under applicable law. Notice of any such determination permitting the resignation of Sallie Mae Servicing Corporation shall be communicated to the Eligible Lender Trustee and the Indenture Trustee at the earliest practicable time (and, if such communication is not in writing, shall be confirmed in writing at the earliest practicable time) and any such determination shall be evidenced by an Opinion of Counsel to such effect delivered to the Eligible Lender Trustee and the Indenture Trustee concurrently with or promptly after such notice. No such resignation shall become effective until the Indenture Trustee or a successor Servicer shall have assumed the responsibilities and obligations of Sallie Mae Servicing Corporation in accordance with Section 5.2.

                                   ARTICLE V

SECTION 5.1 Servicer Default. If any one of the following events (a "Servicer Default") shall occur and be continuing:

         (1) any failure by the Servicer (i) to deliver to the Indenture Trustee for deposit in the Trust Accounts any payment required by the Basic Documents to which the Servicer is a signatory or
                 (ii) in the event that daily deposits into the Collection Account are not required, to deliver to the Administrator any payment required by the Basic Documents, which failure in case of either clause (i) or (ii) continues unremedied for five Business Days after written notice of such failure is received by the Servicer from the Eligible Lender Trustee, the Indenture Trustee or the Administrator or five Business Days after discovery of such failure by an officer of the Servicer; or

         (2) any failure by the Servicer duly to observe or to perform in any material respect any other covenant or agreement of the Servicer set forth in this Agreement or any other Basic Document to which the Servicer is a signatory, which failure shall (i) materially and adversely affect the rights of Noteholders or

                 Certificateholders and (ii) continues unremedied for a period of 60 days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given (A) to the Servicer by the Indenture Trustee, the Eligible Lender Trustee or the Administrator or (B) to the Servicer, and to the Indenture Trustee and the Eligible Lender Trustee by the Noteholders or Certificateholders, as applicable, representing not less than 25% of the Outstanding Amount of the Notes or not less than 25% of the outstanding Certificate Balance provided, however any breach of Sections 3.1, 3.2, 3.3 or 3.4 shall not be deemed a Servicer Default so long as the Servicer is in compliance with its repurchase and reimbursement obligations under Section 3.5; or

         (3)     an Insolvency Event occurs with respect to the Servicer; or

         (4) any failure by the Servicer to comply with any requirements under the Higher Education Act resulting in a loss of its eligibility as a third-party servicer;

then, and in each and every case, so long as the Servicer Default shall not have been remedied, either the Indenture Trustee, or the Noteholders of Notes evidencing not less than 25% of the Outstanding Amount of the Notes, by notice then given in writing to the Servicer (and to the Indenture Trustee and the Eligible Lender Trustee if given by the Noteholders) may terminate all the rights and obligations (other than the obligations set forth in Section 3.5 and Section 4.2) of the Servicer under this Agreement. As of the effective date of termination of the Servicer, all authority and power of the Servicer under this Agreement, whether with respect to the Notes, the Certificates or the Trust Student Loans or otherwise, shall, without further action, pass to and be vested in the Indenture Trustee or such successor Servicer as may be appointed under Section 5.2. The predecessor Servicer shall cooperate with the successor Servicer, the Indenture Trustee and the Eligible Lender Trustee in effecting the termination of the responsibilities and rights of the predecessor Servicer under this Agreement, including the transfer to the successor Servicer for administration by it of all cash amounts that shall at the time be held by the predecessor Servicer for deposit, or shall thereafter be received by it with respect to a Trust Student Loan. All reasonable costs and expenses (including attorneys' fees) incurred in connection with transferring the Trust Student Loan Files to the successor Servicer and amending this Agreement and any other Basic Documents to reflect such succession as Servicer pursuant to this Section shall be paid by the predecessor Servicer (other than the Indenture Trustee acting as the Servicer under this Section 5.1) upon presentation of reasonable documentation of such costs and expenses. Upon receipt of notice of the occurrence of a Servicer Default, the Eligible Lender Trustee shall give notice thereof to the Rating Agencies.

SECTION 5.2  Appointment of Successor.

         A.  Upon receipt by the Servicer of notice of termination pursuant to
Section 5.1, or the resignation by the Servicer in accordance with the terms of this Agreement, the predecessor Servicer shall continue to perform its functions as Servicer under this Agreement, in the case of termination, only until the date specified in such termination notice or, if no such date is specified in a notice of termination, until receipt of such notice and, in the case of resignation, until the Indenture Trustee or a successor Servicer shall have assumed the responsibilities and duties of Sallie Mae Servicing Corporation. In the event of the termination hereunder of the Servicer, the Issuer shall appoint a successor Servicer acceptable to the Indenture Trustee, and the successor Servicer shall accept its appointment by a written assumption in form acceptable to the Indenture Trustee. In the event that a successor Servicer has not been appointed at the time when the predecessor Servicer has ceased to act as Servicer in accordance with this Section, the Indenture Trustee without further action shall automatically be appointed the successor Servicer and the Indenture Trustee shall be entitled to the Servicing Fee and any Carryover Servicing Fees. Notwithstanding the above, the Indenture Trustee shall, if it shall be unwilling or legally unable so to act, appoint or petition a court of competent jurisdiction to appoint any established institution whose regular business shall include the servicing of student loans, as the successor to the Servicer under this Agreement; provided, however, that such right to appoint or to petition for the appointment of any such successor Servicer shall in no event relieve the Indenture Trustee from any obligations otherwise imposed on it under the Basic Documents until such successor has in fact assumed such appointment.

         B. Upon appointment, the successor Servicer (including the Indenture Trustee acting as successor Servicer) shall be the successor in all respects to the predecessor Servicer and shall be subject to all the responsibilities, duties and liabilities placed on the predecessor Servicer that arise thereafter or are related thereto and shall be entitled to an amount agreed to by such successor Servicer (which shall not exceed the Servicing Fee unless the Rating Agency Condition is satisfied with respect to such compensation arrangements) and all the rights granted to the predecessor Servicer by the terms and provisions of this Agreement.

         C. The Servicer may not resign unless it is prohibited from serving as such by law as evidenced by an Opinion of Counsel to such effect delivered to the Indenture Trustee and the Eligible Lender Trustee. Notwithstanding the foregoing or anything to the contrary herein or in the other Basic Documents, the Indenture Trustee, to the extent it is acting as successor Servicer pursuant hereto and thereto, shall be entitled to resign to the extent a qualified successor Servicer has been appointed and has assumed all the obligations of the Servicer in accordance with the terms of this Agreement and the other Basic Documents.

SECTION 5.3 Notification to Noteholders and Certificateholders. Upon any termination of, or appointment of a successor to, the Servicer pursuant to this
Article V, the Eligible Lender Trustee shall give prompt written notice thereof to Certificateholders and the Indenture Trustee shall give prompt written notice thereof to Noteholders and the Rating Agencies (which, in the case of any such appointment of a successor, shall consist of prior written notice thereof to the Rating Agencies).

SECTION 5.4 Waiver of Past Defaults. The Noteholders of Notes evidencing a majority of the Outstanding Amount of the Notes (or the Certificateholders of Certificates evidencing not less than a majority of the outstanding Certificate Balance, in the case of any default which does not adversely affect the Indenture Trustee or the Noteholders) may, on behalf of all Noteholders and Certificateholders, waive in writing any default by the Servicer in the performance of its obligations hereunder and any consequences thereof, except a default in making any required deposits to or payments from any of the Trust Accounts (or giving instructions regarding the same) in accordance with this Agreement. Upon any such waiver of a past default, such default shall cease to exist, and any Servicer Default arising therefrom shall be deemed to have been remedied for every purpose of this Agreement and the Administration Agreement. No such waiver shall extend to any subsequent or other default or impair any right consequent thereto.

                                   ARTICLE VI

SECTION 6.1  Amendment.

         A. This Agreement may be amended by the Servicer, the Issuer, the Administrator, the Eligible Lender Trustee and the Indenture Trustee, without the consent of any of the Noteholders or the Certificateholders, to comply with any change in any applicable federal or state law, to cure any ambiguity, to correct or supplement any provisions in this Agreement or for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions in this Agreement; provided, however, that such action shall not, as evidenced by an Opinion of Counsel delivered to the Eligible Lender Trustee and the Indenture Trustee, adversely affect in any material respect the interests of any Noteholder or Certificateholder.

         B. This Agreement may also be amended from time to time by the Servicer, the Issuer, the Administrator, the Eligible Lender Trustee and the Indenture Trustee, with the consent of the Noteholders of Notes evidencing a majority of the Outstanding Amount of the Notes and the consent of the Certificateholders of Certificates (including any Certificates owned by the Seller) evidencing a majority of the Certificate Balance, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or of modifying in any manner the rights of the Noteholders or the Certificateholders; provided, however, that no such amendment shall (a) increase or reduce in any manner the amount of, or accelerate or delay the timing of, collections of payments with respect to Trust Student Loans or distributions that shall be required to be made for the benefit of the Noteholders or the Certificateholders or (b) reduce the aforesaid percentage of the Outstanding Amount of the Notes and the Certificate Balance, the Noteholders or the Certificateholders of which are required to consent to any such amendment, without the consent of all outstanding Noteholders and Certificateholders.

         It shall not be necessary for the consent of Certificateholders or Noteholders pursuant to paragraph B. to approve the particular form of any proposed amendment or consent, but it shall be sufficient if such consent shall approve the substance thereof.

         Promptly after the execution of any amendment to this Agreement (or, in the case of the Rating Agencies, fifteen days prior thereto), the Eligible Lender Trustee shall furnish written notification of the substance of such amendment to each Certificateholder, the Indenture Trustee and each of the Rating Agencies.

         Prior to the execution of any amendment to this Agreement, the Eligible Lender Trustee and the Indenture Trustee shall be entitled to receive and rely upon an Opinion of Counsel stating that the execution of such amendment is authorized or permitted by this Agreement. The Indenture Trustee may, but shall not be obligated to, execute and deliver such amendment which affects its rights, powers, duties or immunities hereunder.

SECTION 6.2 Notices. All notices hereunder shall be given by United States certified or registered mail, by telegram or by other telecommunication device capable of creating written record of such notice and its receipt. Notices hereunder shall be effective when received and shall be addressed to the respective parties hereto at the addresses set forth below, or at such other address as shall be designated by any party hereto in a written notice to each other party pursuant to this section.


         If to Servicer, to:  Sallie Mae Servicing Corporation
         11600 Sallie Mae Drive, Reston, Virginia  20193
         Director of ABS Administration


         If to Issuer, to:  SLM Student Loan Trust 1997-4
         c/o Chase Manhattan Bank USA, National Association, 802
         Delaware Avenue, Wilmington, Delaware  19801, Attn:
         Corporate Trust Dept.

         with a copy to: The Chase Manhattan Bank, 450 West 33rd Street, 15th Floor, New York, New York 10001,
         Attn:  Structured Finance Services


         If to the Administrator, to:  Student Loan Marketing
         Association, 11600 Sallie Mae Drive, Reston, Virginia 20193,
         Attn:  Director, Corporate Finance Operations


         If to the Eligible Lender Trustee, to: Chase Manhattan Bank USA, National Association, 802 Delaware Avenue, Wilmington, Delaware 19801, Attn: Corporate Trust Dept.

         with a copy to:  The Chase Manhattan Bank, 450 West 33rd
         Street, 15th Floor, New York, New York 10001, Attn:
         Structured Finance Services.


         If to the Indenture Trustee, to:  Bankers Trust Company,
         Four Albany Street, 10th Floor, New York, New York  10006,
         Attn:  Corporate Trust and Agency Group, Facsimile No.:
         (212) 250-6439

SECTION 6.3 Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed to be an original, and such counterparts shall constitute one (1) and the same instrument.

SECTION 6.4 Entire Agreement; Severability. This Agreement constitutes the entire agreement between the Issuer, the Administrator, the Eligible Lender Trustee, the Indenture Trustee and Servicer. All prior representations, statements, negotiations and undertakings with regard to the subject matter hereof are superseded hereby.

         If any term or provision of this Agreement or the application thereof to any person or circumstance shall, to any extent, be invalid or unenforceable, the remaining terms and provisions of this Agreement, or the application of such terms or provisions to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby, and each term and provision of this Agreement shall be valid and enforced to the fullest extent permitted by law.

SECTION 6.5 Governing Law. The terms of this Agreement shall be subject to all applicable provisions of the Higher Education Act and shall be construed in accordance with and governed by the laws of the State of New York without reference to its conflict of law provisions, and the obligations, rights and remedies of the parties, hereunder shall be determined in accordance with such laws.

SECTION 6.6 Relationship of Parties. Servicer is an independent contractor and, except for the services which it agrees to perform hereunder, the Servicer does not hold itself out as an agent of any other party hereto. Nothing herein contained shall create or imply an agency relationship among Servicer and any other party hereto, nor shall this Agreement be deemed to constitute a joint venture or partnership between the parties.

SECTION 6.7 Captions. The captions used herein are for the convenience of reference only and not part of this Agreement, and shall in no way be deemed to define, limit, describe or modify the meanings of any provision of this Agreement.

SECTION 6.8 Nonliability of Directors, Officers and Employees of Servicer, the Eligible Lender Trustee, the Indenture Trustee and the Administrator. No member of the board of directors or any officer, employee or agent of Servicer, the Administrator, the Eligible Lender Trustee or the Indenture Trustee (or any Affiliate of any such party) shall be personally liable for any obligation incurred under this Agreement.

SECTION 6.9 Assignment. This Agreement may not be assigned by the Servicer except as permitted under Sections 4.3, 4.5 and 5.2 hereof. This Agreement may not be assigned by the Administrator except as permitted under Sections 4.3 and
4.6 of the Administration Agreement.

SECTION 6.10 Limitation of Liability of Eligible Lender Trustee and Indenture Trustee.

         A. Notwithstanding anything contained herein to the contrary, this Agreement has been signed by Chase Manhattan Bank USA, National Association not in its individual capacity but solely in its capacity as Eligible Lender Trustee of the Issuer and in no event shall Chase Manhattan Bank USA, National Association in its individual capacity or, except as expressly provided in the Trust Agreement, as Eligible Lender Trustee have any liability for the representations, warranties, covenants, agreements or other obligations of the Issuer or the Eligible Lender Trustee hereunder or in any of the certificates, notices or agreements delivered pursuant hereto as to all of which recourse shall be had solely to the assets of the Issuer.

         B. Notwithstanding anything contained herein to the contrary, this Agreement has been signed by Bankers Trust Company not in its individual capacity but solely as Indenture Trustee and in no event shall Bankers Trust Company have any liability for the representations, warranties, covenants, agreements or other obligations of the Issuer hereunder or in any of the certificates, notices or agreements delivered pursuant hereto, as to all of which recourse shall be had solely to the assets of the Issuer.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed on their behalf by their duly authorized officers as of November 12, 1997.


SALLIE MAE SERVICING CORPORATION


By: /s/ THOMAS P. BRISSON
    ------------------------------

Name:
      ----------------------------

Title:
       ---------------------------


STUDENT LOAN MARKETING ASSOCIATION, as Administrator
By Sallie Mae, Inc., Authorized Agent for the Student Loan
Marketing Association


By: /s/ J. LANCE FRANKE
    ------------------------------

Name:
      ----------------------------

Title:
       ---------------------------


SLM STUDENT LOAN TRUST 1997-4 by Chase Manhattan Bank USA,
National Association not in its individual capacity but solely as Eligible Lender Trustee


By: /s/ J.J. CASHIN
    ------------------------------

Name:
      ----------------------------

Title:
       ---------------------------


CHASE MANHATTAN BANK USA, NATIONAL ASSOCIATION not in its individual capacity but solely as Trustee under a Trust Agreement dated November 1, 1997 between SLM Funding Corporation and Chase
Manhattan Bank USA, National Association


By: /s/ J.J. CASHIN
    ------------------------------

Name:
      ----------------------------

Title:
       ---------------------------

BANKERS TRUST COMPANY, not in its individual capacity but solely as Indenture Trustee under an Indenture dated November 1, 1997 between SLM Student Loan Trust 1997-4 and Bankers Trust Company.


By: /s/ ALFIA MONASTRA
    ------------------------------

Name:
      ----------------------------

Title:
       ---------------------------

                                  ATTACHMENT A

                                SCHEDULE OF FEES


         The Servicer will receive a Primary Servicing Fee and a Carryover Servicing Fee (together, the "Servicing Fee"). The "Primary Servicing Fee" for any month to and including October 2001 (except for the period from the Closing Date to and including November 30, 1997) is an amount equal to 1/12th of 0.85% of the outstanding principal amount of the Trust Student Loans as of the last day of the preceding calendar month, plus any such amounts from prior Monthly Servicing Payment Dates that remain unpaid. The "Primary Servicing Fee" for any month after October 2001 is an amount equal to the lesser of (i) the Unit Amount and (ii) 1/12th of 0.85% of the outstanding principal amount of the Trust Student Loans, in each case as of the last day of the preceding calendar month, plus any such amounts from prior Monthly Servicing Payment Dates that remain unpaid. The "Unit Amount" for any month is equal to $4.06 times the number of accounts in the Trust during such month. The Primary Servicing Fee will be payable out of Available Funds and amounts on deposit in the Reserve Account on the 25th day of each month (or, if any such date is not a business day, on the next succeeding business day), commencing December 26, 1997 (each, a "Monthly Servicing Payment Date"). The "Carryover Servicing Fee" is the sum of (a) the amount, if any, as of any Monthly Servicing Payment Date after the October 2001 Monthly Servicing Payment Date by which (i) 1/12th of 0.85% of the outstanding principal amount of the Trust Student Loans exceeds (ii) the Unit Amount, in each case as of the last day of the preceding calendar month, (b) the amount of increases in the costs incurred by the Servicer which are agreed to pursuant to Section 3.8 of the Servicing Agreement, (c) any Conversion Fees, Transfer Fees and Removal Fees (as defined below) incurred since the last Distribution Date and (d) any amounts described in (a), (b) and (c) above that remain unpaid from prior Distribution Dates plus interest on such amounts for the period from the Distribution Date on which such amounts become due to the date such amounts are paid in full at a rate per annum for each Interest Period (as defined below) equal to the sum of (a) the average accepted auction price (expressed on a bond equivalent basis) for 91-day Treasury Bills sold at the most recent 91-day Treasury Bill auction prior to the Interest Period as reported by the U.S. Treasury Department and (b) 2.00%.

         Interest Period" shall mean the period from each Distribution Date through the day before the next Distribution Date. The Carryover Servicing Fee will be payable to the Servicer on each succeeding Distribution Date out of Available Funds after payment on such Distribution Date of the Primary Servicing Fee, the Administration Fee, the Noteholders'

Distribution Amount, the Certificateholders' Distribution Amount, and the amount, if any, necessary to be deposited in the Reserve Account to reinstate the balance thereof to the Specified Reserve Account Balance. On the December 26, 1997 Monthly Servicing Payment Date, the Servicer shall receive a pro rata portion of the Primary Servicing Fee for the period from the Closing Date to and including November 30, 1997.

         Servicer will be paid a fee ("Conversion Fee") for any Student Loan added to the Trust Estate which Student Loan is not serviced on the Servicer's system unless such Student Loan is being substituted into the Trust Estate by the Servicer pursuant to Section 3.5 of this Agreement. The Conversion Fee is equal to the greater of $17.00 per account or the Servicer's verifiable costs plus 15%.

         Servicer will be paid a fee ("Transfer Fee") for any Student Loan transferred in or out of the Trust Estate which is at the time of transfer being serviced on the Servicer's system (regardless of the owner) unless such Student Loans are being removed or added to the Trust in order to comply with the Servicer's purchase/substitution obligation under Section 3.5 of this Agreement. The Transfer Fee is equal to $4.00 per account transaction.

         Servicer will be paid a fee ("Removal Fee") for performing all activities required to remove a Trust Student Loan from the Servicer's system to another servicer unless such Trust Student Loan is being removed due to the termination of the Servicer pursuant to Section 5.1 of this Agreement. The Removal Fee is equal to $10.00 per account plus any verifiable direct expenses incurred for shipping such Trust Student Loan to the new servicer.

                                  ATTACHMENT B


Loan Servicing Center/Florida
P.O. Box 2975
Panama City, Florida  32402-2975
(904) 271-9207

Loan Servicing Center/Kansas
P.O. Box 309
Lawrence, Kansas  66044
(913) 841-0234


Loan Servicing Center/New England
135 Beaver Street
Waltham, Massachusetts  02154
(617) 893-9522

Loan Servicing Center/Pennsylvania
220 Lasley Avenue
Hanover Industrial Estates
Wilkes-Barre, Pennsylvania  18706
(717) 821-3600

Loan Servicing Center/Texas
777 Twin Creek Drive
Killeen, Texas  76543
(817) 554-4500

Loan Servicing Center/Washington
107 South Harvard Street
Spokane, Washington  99204
(509) 455-9224

                                  ATTACHMENT C

                                    REPORTS


1.   CLASS Report 800 - Monthly activity summary report
2.   CLASS Report 801 - Monthly average/ending balance report
3.   CLASS Report 802 - Monthly activity detail
4.   CLASS Report 803 - Monthly conversion/removal summary
5.   CLASS Report 807 - Monthly delinquency aging report
6.   CLASS Report 810 - Monthly characteristics summary
7.   CLASS Report 866 - Monthly average/ending balance offset fee report
8.   CLASS Report 882 - Great Rewards/Direct Repay Report
9.   Monthly Cash Reconciliation Report
10. Quarterly ED799 billing (prepared from CLASS Reports 824, 825, 827, 828 and 829; supporting detail CLASS Reports 865, 868, 870 and 871; and the OE799 SAS library)
11. Portfolio Characteristics, Financial Activity, Quarterly calculation of Accrued Interest to be capitalized, Delinquency Detail and Claims extracts.

                                         TABLE OF CONTENTS


                                                                                                Page
                                                                                                ----
                                             ARTICLE I

Section 1.1   Definitions and Usage   . . . . . . . . . . . . . . . . . . . . . . . . . . .        1

                                             ARTICLE II

Section 2.1   Custody of Trust Student Loan Files   . . . . . . . . . . . . . . . . . . . .        1
Section 2.2   Duties of Servicer as Custodian . . . . . . . . . . . . . . . . . . . . . . .        2
Section 2.3   Maintenance of and Access to Records  . . . . . . . . . . . . . . . . . . . .        3
Section 2.4   Release of Documents  . . . . . . . . . . . . . . . . . . . . . . . . . . . .        3
Section 2.5   Instructions; Authority To Act  . . . . . . . . . . . . . . . . . . . . . . .        3
Section 2.6   [RESERVED]  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        3
Section 2.7   Effective Period and Termination  . . . . . . . . . . . . . . . . . . . . . .        3

                                            ARTICLE III

Section 3.1   Duties of Servicer  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        4
Section 3.2   Collection of Trust Student Loan Payments . . . . . . . . . . . . . . . . . .        6
Section 3.3   Realization upon Trust Student Loans  . . . . . . . . . . . . . . . . . . . .        7
Section 3.4   No Impairment . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        7
Section 3.5   Purchase of Trust Student Loans; Reimbursement  . . . . . . . . . . . . . . .        7
Section 3.6   Primary Servicing Fee; Carryover Servicing Fee  . . . . . . . . . . . . . . .       10
Section 3.7   Access to Certain Documentation and
                Information Regarding Trust Student Loans   . . . . . . . . . . . . . . . .       11
Section 3.8   Servicer Expenses . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       11
Section 3.9   Appointment of Subservicer  . . . . . . . . . . . . . . . . . . . . . . . . .       11
Section 3.10  Reports . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       12
Section 3.11  Covenants and Agreements of the Issuer, Administrator, Eligible Lender
                Trustee and Servicer . . . . . . . . . . . . . . . .  . . . . . . . . . . .       12
Section 3.12  Special Programs  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       13
Section 3.13  Financial Statements  . . . . . . . . . . . . . . . . . . . . . . . . . . . .       14
Section 3.14  Insurance . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       14
Section 3.15  Administration Agreement  . . . . . . . . . . . . . . . . . . . . . . . . . .       14
Section 3.16  Lender Identification Number  . . . . . . . . . . . . . . . . . . . . . . . .       14

                                            ARTICLE IV

Section 4.1   Representations of Servicer . . . . . . . . . . . . . . . . . . . . . . . . .       15
Section 4.2   Indemnities of Servicer . . . . . . . . . . . . . . . . . . . . . . . . . . .       16
Section 4.3   Merger or Consolidation of, or Assumption of the Obligations of, Servicer   .       17
Section 4.4   Limitation on Liability of Servicer . . . . . . . . . . . . . . . . . . . . .       18
Section 4.5   Sallie Mae Servicing Corporation Not to Resign as Servicer    . . . . . . . .       19

                                            ARTICLE V

Section 5.1   Servicer Default  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       19
Section 5.2   Appointment of Successor  . . . . . . . . . . . . . . . . . . . . . . . . . .       21
Section 5.3   Notification to Noteholders and Certificateholders  . . . . . . . . . . . . .       22
Section 5.4   Waiver of Past Defaults . . . . . . . . . . . . . . . . . . . . . . . . . . .       22

                                            ARTICLE VI

Section 6.1   Amendment . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       22
Section 6.2   Notices . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       23
Section 6.3   Counterparts  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       24
Section 6.4   Entire Agreement; Severability  . . . . . . . . . . . . . . . . . . . . . . .       24
Section 6.5   Governing Law . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       25
Section 6.6   Relationship of Parties . . . . . . . . . . . . . . . . . . . . . . . . . . .       25
Section 6.7   Captions  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       25
Section 6.8   Nonliability of Directors, Officers and Employees of Servicer, the Eligible
                Lender Trustee, the Indenture Trustee and the Administrator   . . . . . . .       25
Section 6.9   Assignment  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       25
Section 6.10  Limitation of Liability of Eligible Lender Trustee and Indenture Trustee  . .       25


Attachment A  Schedule of Fees
Attachment B  Servicer Locations
Attachment C  Reports

Appendix A

================================================================================






                              SERVICING AGREEMENT


                                     among


                       SALLIE MAE SERVICING CORPORATION,


                      STUDENT LOAN MARKETING ASSOCIATION,
                                as Administrator


                         SLM STUDENT LOAN TRUST 1997-4,


                 CHASE MANHATTAN BANK USA, NATIONAL ASSOCIATION
                         not in its individual capacity
                     but solely as Eligible Lender Trustee


                                      and


                             BANKERS TRUST COMPANY
                         not in its individual capacity
                        but solely as Indenture Trustee





                         Dated as of November 12, 1997







================================================================================